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                                                                 EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Forte Software, Inc. 1997 Stock Option Plan and Written Compensation Agreements for Christos M. Cotsakos and Thomas A. Jermoluk and to the incorporation by reference therein of our report dated April 20, 1998, with respect to the consolidated financial statements and schedule of Forte Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

Walnut Creek, California
June 26, 1998